Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 1

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-133967,
333-101391, 333-101389, 333-101388, 333-101387, 333-145022 and 333-145024) of Constar International Inc. of our report dated March 31, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

March 31, 2009